As filed with the Securities and Exchange Commission on September 24, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AgroFresh Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2870	46-4007249
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

100 S. Independence Mall West
Philadelphia, Pennsylvania 19106

(215) 592-3687

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Thomas D. Macphee
Chief Executive Officer

100 S. Independence Mall West
Philadelphia, Pennsylvania 19106

(215) 592-3687

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

With a Copy to:

Alan I. Annex, Esq.

Jason T. Simon, Esq.

Greenberg Traurig, LLP

MetLife Building
200 Park Avenue
New York, NY 10166

(212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	15,903,048	$10.04	$159,670,217	$18,554
(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the NASDAQ Global Market on September 18, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED September 24, 2015

PRELIMINARY PROSPECTUS

15,903,048 Shares

AgroFresh Solutions, Inc.

Common Stock

The selling stockholders named in this prospectus may offer and sell from time to time up to 4,878,048 shares of our common stock (“Shares”) covered by this prospectus. In addition, this prospectus relates to the issuance by us of up 11,025,000 shares of our common stock that are issuable upon the exercise of warrants exercisable for shares of our common stock at an exercise price of $11.50 per share that were issued in our initial public offering pursuant to a prospectus dated February 12, 2014 (the “Public Warrants”).

We will not receive any of the proceeds except with respect to the amounts received by us due to the exercise of warrants, but we will incur expenses in connection with the offering.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 31.

Our common stock is traded on the NASDAQ Global Market under the symbol “AGFS”. The closing bid price for our common stock on September 23, 2015, was $10.10 per share, as reported on the NASDAQ Global Market.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2015.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 4,878,048 shares of our common stock from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of common stock by the selling stockholders. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context indicates otherwise, the terms “AgroFresh,” “Company,” “we,” “us,” and “our” refer to AgroFresh Solutions, Inc., a Delaware corporation.  References in this prospectus to the “Business Combination” refer to our acquisition of the AgroFresh Business from The Dow Chemical Company (“TDCC”), which was consummated on July 31, 2015.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Such statements are usually identified by the use of words or phrases such as “believes,” “anticipates,” “expects,” “estimates,” “planned,” “outlook,” “could,” “intend,” and “goal” or the negative version of these words or comparable words, although not all forward-looking statements contain such identifying words. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made.  We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

•                  the benefits of the Business Combination;

•                  our future financial performance;

•                  changes in the markets in which we compete;

•                  growth plans and opportunities, including planned product and service offerings;

•                  our ability to increase brand loyalty and awareness;

•                  our ability to enter into alliances and complete acquisitions of other businesses;

•                  protection of our intellectual property rights;

•                  the outcome of any known and unknown litigation; and

•                  other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to:

•                  the ability to maintain the listing of our common stock on NASDAQ;

•                  the risk that the Business Combination disrupts plans and operations;

•                  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the AgroFresh business, and the ability of the business to grow and manage growth profitably;

•                  costs related to the Business Combination;

•                  changes in applicable laws or regulations;

•                  the inability to profitably expand into new markets;

•                  the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•                  other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

THE OFFERING

Issuer	AgroFresh Solutions, Inc.

Shares offered for resale by the selling stockholders	4,878,048 shares

Shares issuable upon exercise of the Public Warrants	11,025,000 shares

Common Stock outstanding prior to any resale of shares or exercise of Public Warrants	49,940,548 shares

Use of Proceeds

The selling stockholders will receive all of the proceeds from the sale of any Shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales (except with respect to the amounts received by us due to the exercise of warrants, but we will incur expenses in connection with the offering).  See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of common stock are currently listed on the NASDAQ Global Market.

NASDAQ Ticker Symbol	“AGFS”

Risk Factors	Any investment in the Shares is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 7 of this prospectus.

INFORMATION ABOUT THE COMPANY

Overview

We are a global agricultural innovator in proprietary technologies that preserve the quality and value of fresh produce, including apples, pears, kiwifruit, avocados, and bananas, as well as flowers. We have a strong, proven track record in apple storage solutions and are expanding our pre- and post-harvest applications to other varieties of produce. We expect to continue to grow through strategic expansion of our core franchise, the development of a robust pipeline of high-value solutions that preserve the quality and value of fresh produce, and the pursuit of related, accretive acquisitions.

The SmartFresh™ Quality System (“SmartFresh”), our current principal product, regulates the post-harvest ripening effects of ethylene, the naturally occurring plant hormone that triggers ripening in certain fruits and vegetables, through proprietary technology. The active ingredient in this technology blocks the effects of ethylene. SmartFresh is naturally biodegradable and leaves no detectable residue, which has significant consumer appeal. We believe that SmartFresh preserves the texture, firmness, taste, and appearance of produce during storage, transportation, and retail display. SmartFresh allows growers and packers to deliver “just harvested” freshness on a year-round basis and retailers to increase customer satisfaction with fresh, high quality produce. An integral part of the SmartFresh sales process is the AgroFresh™ Whole Product offering, which is a direct service model providing customers with on-site applications of SmartFresh at their storage facilities and value-added advisory services.

We are also investing in and launching new solutions that are expected to drive future growth. We have developed and launched our Harvista™ technology (“Harvista”) to apply our proprietary technology to pre-harvest management of pome fruit, such as apples and pears. Just as we believe SmartFresh revolutionized post-harvest apple storage, we expect Harvista can have a similar impact in the orchard. By keeping apples on the tree longer, Harvista extends the harvest window to promote better color and fruit size development, thereby bringing new benefits to the grower and the retailer. The near-term product pipeline also includes AdvanStore™ technology (“AdvanStore”), which provides advanced monitoring of fresh fruit while in storage, and the RipeLock™ Quality System, a proprietary technology which extends the shelf life of bananas.

We are subject to extensive national, state and local government regulation.  We have completed more than 80 comprehensive international health and environmental tests that have approved 1-Methylcyclopropene (“1-MCP”) technology for use by workers and consumers, and in the environment. 1-MCP is degraded or metabolized by the natural processes in the apple and has been approved by domestic and global organizations such as the U.S. Environmental Protection Agency, the Food and Agriculture Organization of the United Nations, U.S. Food and Drug Administration, the European Chemicals Bureau and the Global Partnership for Good Agricultural Practice.

We use five primary leased locations worldwide to deliver product and technical services: Yakima and Wenatchee, Washington; Davis, California; Curico, Chile; and Lerida, Spain.

History

We were incorporated in Delaware on October 24, 2013, under the name Boulevard Acquisition Corp., as a “blank check company” for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our “initial business combination”, without limitation as to business industry or sector.  On July 31, 2015, we consummated the previously announced Business Combination pursuant to the Stock Purchase Agreement, dated April 30, 2015 (the “Purchase Agreement”), by and between us and The Dow Chemical Company (“TDCC”), providing for our acquisition of the AgroFresh™ business from TDCC.  In connection with the closing of the Business Combination, we changed our name from Boulevard Acquisition Corp. to AgroFresh Solutions, Inc.

Company Information

Our principal executive offices are located at 100 S. Independence Mall West, Philadelphia, Pennsylvania 19106, and our telephone number is (215) 592-3687.  Our website is www.agrofresh.com.  The information found on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus.

Risks Related to Our Business and Industry

Increased competition in our industry can lead to pricing pressure, reduced margins or the inability of our products and services to achieve market acceptance.

We serve established and knowledgeable customers in the business of growing, storing and handling of fresh produce and flowers. Key SmartFresh™ patents have expired or will expire over the next four years.

Actions by new or existing competitors, including introduction of competing products or services, promotions, combinations with other products or services, or price-cutting may lower our sales or require actions to retain and attract customers which could adversely affect our profitability. Increased competition from existing or new competitors could result in price reductions, increased competition for materials, reduced margins or loss of market share, any of which could materially and adversely affect our business and our operating results and financial condition.

In addition, if the prices at which our customers sell their products increase or decrease, the demand for our products or services may change. If the demand for our products or services decreases, there could be a significant impact on our business in the applicable location or region, resulting in a material adverse effect on our revenues and results of operations. Furthermore, if crop prices are too low, the use of some or all of our products or services may not be justified, since the financial benefit to the grower is diminished. This could lead to a significant reduction in demand, adversely impacting our business, financial condition and results of operations.

Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business, financial condition and results of operations.

Our business involves complex operations and therefore demands a management team and employee workforce in each jurisdiction in which we operate that is knowledgeable and expert in many areas necessary for our operations. As a company focused on both research and development and customer service in the highly-specialized horticultural pre- and post-harvest field, we rely on our ability to attract and retain skilled employees, consultants and contractors, including our specialized research and development and sales and service personnel, to maintain our efficient production processes, to drive innovation in our product and service offerings and to maintain our deep customer relationships. As of June 30, 2015, we employed approximately 162 full-time employees, approximately 140 of whom were members of our research and development and sales and service teams. The departure of a significant number of our highly skilled employees, consultants or contractors or one or more employees who hold key regional management positions could have an adverse impact on our operations, including as a result of customers choosing to follow a regional manager to one of our competitors.

In addition, to execute our growth plan, we must attract and retain highly qualified personnel. Competition for these employees exists; new members of management must have significant industry expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be severely harmed.

In addition, certain of our key full-time employees are employed outside the United States. In certain jurisdictions where we operate, labor and employment laws may grant significant job protection to certain employees, including rights on termination of employment. In addition, in certain countries (including Brazil,

France, Germany, Italy, Netherlands and Spain) where we operate, our employees are members of unions or are represented by works councils as required by law. We are often required to consult and seek the consent or advice of these unions and/or works councils. These laws, coupled with any requirement to consult with the relevant unions or works councils, could adversely affect our flexibility in managing costs and responding to market changes and could limit our ability to access the skilled employees on which our business depends.

In addition, certain activities of our business have been performed historically by seasonal and part-time third-party contingent staff. Changes in market and other conditions (including changes in applicable law) affecting employees and/or contingent staff could adversely impact the cost to our business of maintaining our employees and third-party staffing.

We are subject to risks relating to portfolio concentration.

Our business is highly dependent on a small number of products, primarily SmartFresh™, based on one active ingredient, 1-MCP applied to a limited number of horticultural products. Currently, we derive over 90% of our revenue working with customers using SmartFresh to protect the value of apples, pears, and other produce during storage. We expect these applications, products and active ingredients to continue to account for a large percentage of our profits in the near term. Our ability to continue to market and sell products containing this active ingredient in existing and new crop segments is critical to our future success. In addition, this active ingredient is subject to re-registration regimes in the jurisdictions in which we operate, and if we fail to obtain re-registration and lose our ability to sell products containing this active ingredient in existing new crop segments, our business, financial condition and results of operations would be adversely affected.

Our net sales and gross profit have historically been generated from one service platform but future growth in net sales and gross profit will depend on the development of new product and service platforms, geographic expansion and expansion into new applications. Net sales and gross profit can be expected to vary significantly depending on our product, service, customer, application and geographic mix for any given period, which will make it difficult to forecast future operating results.

Our net sales and gross profit vary among our products and services, customer groups and geographic markets. This variation will increase as we attempt to increase sales into new geographies and applications, and as we introduce new product and service platforms. Net sales and gross profit, therefore may be different in future periods from historic or current periods. Overall gross profit margins in any given period are dependent in large part on the product, service, customer and geographic mix reflected in that period’s net sales. Market conditions, competitive pressures, increased material or application costs, regulatory conditions and other factors may result in reductions in revenue or pressure on the gross profit margins of our business in a given period. Given the nature of our business and expansion plans, the impact of these factors on our business and results of operations will likely vary from period to period and across products, services, applications and geographies. As a result, we may be challenged in our ability to forecast our future operating results.

Potential future acquisitions may not yield the returns expected, which, in turn, could adversely affect our business, financial condition and results of operations.

We expect to pursue strategic acquisitions. Acquisitions present challenges, including geographical coordination, personnel integration and retention of key management personnel, systems integration, the potential disruption of each company’s respective ongoing businesses, possible inconsistencies in standards, controls, procedures, and policies, unanticipated costs of terminating or relocating facilities and operations, unanticipated expenses relating to such integration, contingent obligations, and the reconciliation of corporate cultures. Those operations could divert management’s attention from the business, cause a temporary interruption of or loss of momentum in the business, and adversely affect our results of operations and financial condition. Acquisitions are an important source of new products and active ingredients, technologies, services, customers, geographies, and new channels to market. The inability to consummate and integrate new acquisitions on advantageous terms in the future could adversely affect our ability to grow and compete effectively.

In addition, we might not be able to identify suitable acquisition opportunities or obtain necessary financing on acceptable terms and might also spend time and money investigating and negotiating with potential acquisition or investment targets but not complete the transaction.

Following any acquisitions we may complete, if the new business, product or product or service portfolio does not meet our expectations for any reason, we may not meet our forecasted results going forward. There can be no assurance that the pre-acquisition analyses and the diligence we conducted in connection with any acquisition will uncover all material issues that may be present in a particular target business, or that factors outside of the target business and outside of our control will not later arise. In such event, we may be required to subsequently realize restructuring, impairment or other charges that could have a significant adverse effect on our business, financial condition and results of operations.

Conditions in the global economy may directly adversely affect our net sales, gross profit and financial condition and may result in delays or reductions in our spending that could have a material adverse effect on our business, financial condition and results of operations.

Although demand for fresh horticultural products is somewhat inelastic in developed economies, our products and services are sold in the fresh fruit and flower industries that can be affected by important changes in supply, market prices, exchange rates and general economic conditions. Delays or reductions in our customers’ purchasing or shifts to lower-cost alternatives that result from tighter economic market conditions would reduce demand for our products and services and could, consequently, have a material adverse effect on our business, financial condition and results of operations.

Our expansion depends on further penetration in existing markets and growth into new geographic markets, products, services and applications.

Our growth depends on our ability to achieve further penetration into existing markets and expand into new geographic markets where there may be little or no existing knowledge of our brands or service offerings. There are significant differences in fresh produce handling practices from geographic region to region. If we cannot generate further penetration in existing markets or create brand awareness and successfully adapt our sales and distribution practices to such new markets, this could have an impact on our ability to generate greater revenue. Expansion into new geographic markets will require us to establish our value proposition for local fresh produce industries and to comply with new regulatory and licensing regimes. Longer registration lead times and a relatively fragmented post-harvest infrastructure in certain jurisdictions, as well as our inability to further penetrate existing markets, could have a material adverse effect on our results of operations and prospects in those markets.

Our growth also depends on our ability to apply current and future technologies to an expanded range of agricultural products. If the adoption of our products and services by growers and packers of these agricultural products is slower than anticipated, or if the prices that these customers are willing to pay for our products and services are lower than anticipated, this could negatively impact our ability to increase revenue from current levels.

We face new risks from the expanded launch of our Harvista™ product.

Our Harvista™ product relies initially on a range of service providers, some of which will require different contractual arrangements than for our traditional product and service offerings. Because we cannot guarantee that there will be sufficient capacity in the near term to allow for significant adoption of the ground application utilizing a full service model, we will need to rely on spray equipment that can be standardized within the industry to permit self applications with appropriate AgroFresh product stewardship and security. Further, we must establish application procedures and protocols for Harvista that will differ from region to region, from crop to crop and from variety to variety.  We will have to communicate such procedures and protocols to our new service provider network and work with the network to develop a level of efficiency that will support significant growth in the adoption of Harvista. It may take longer than anticipated to develop this level of efficiency with the new service provider network, which could negatively impact our business, financial condition and results of operations.

Failure to manage our growth effectively could harm our business, financial condition and operating results.

Our existing management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing any such growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and employees and to engage new material suppliers and service providers. We may not respond quickly enough to the changing demands that our expansion will impose on our management and existing infrastructure, which could harm our business, financial condition and results of operations. Failure to appropriately manage safety, human health, product liability and environmental risks associated with our production processes could adversely impact employees, communities, stakeholders, the environment, our reputation and our business, financial condition and results of operations.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our technological capabilities, develop and market products, services and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our inability to anticipate, respond to or utilize changing technologies could have an adverse effect on our business, financial condition or results of operations. Maintaining and enhancing technological capabilities and developing new products may require significant investments in research and development.

Our future growth will depend on our ability to gauge the direction of the commercial and technological progress in all key end markets and upon our ability to successfully gain access to and develop and market products and services in such changing end markets. We need to continue to identify, develop and market innovative products and services on a timely basis to replace existing products and services in order to maintain our profit margins and our competitive position. We may not be successful in developing new products, services and technology that successfully compete or be able to anticipate changing customer needs and preferences, and our customers may not accept one or more of our new products or services. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or adapt quickly to changes in customer preferences, then our business, financial condition and results of operations could be adversely affected.

We currently rely on a limited number of suppliers to produce certain key components of our products.

We rely on unaffiliated contract manufacturers, both domestically and internationally, to produce certain key components of our products. There is limited available manufacturing capacity that meets our quality standards and regulatory requirements, especially for the manufacturing of the active ingredient, 1-MCP. Although we currently have sufficient inventory for approximately two years of expected product needs, our 1-MCP needs are currently sourced from a single qualified supplier. If we are unable to arrange for sufficient production capacity among our contract manufacturers or our contract manufacturers encounter production, quality, financial, or other difficulties, including labor or geopolitical disturbances, we may encounter difficulty in meeting customer demands as the manufacture of our products may not be easily transferable to other sites, or may cause us to make financial accommodations to such contract manufacturer or otherwise take steps to avoid or minimize supply disruption. We may be unable to locate an additional or alternate contract manufacturing arrangement that meets our quality controls and standards and regulatory requirements in a timely manner or on commercially reasonable terms, if at all. Any such difficulties could have an adverse effect on our business, financial condition and results of operations, which could be material.

In some jurisdictions, we are dependent on independent distributors to distribute our products.

We rely in some jurisdictions on independent distributors to distribute our products and to assist us with the marketing, sale and servicing of certain of our products. We cannot assure you that our distributors will focus adequate resources on selling our products and services to end-users or will be successful in selling them. Many of our potential distributors are in the business of distributing and sometimes manufacturing other, possibly competing, agrochemical products. If we are unable to establish or maintain successful relationships with independent distributors, we will need to further develop our own sales and distribution capabilities, which would be expensive and time-consuming and the success of which would be uncertain, and which would adversely affect our results of operations, cash flows or financial condition. In addition, the distribution of our products could be disrupted by a number of factors, including labor issues, failure to meet customer standards, bankruptcy or other financial issues affecting our third-party providers, or other issues affecting any such third party’s ability to meet our distribution requirements, which could materially adversely affect our business, financial condition and results of operations.

Our intellectual property and proprietary rights are integral to our business. Our business and results of operations could be adversely affected if we fail to protect our intellectual property and proprietary rights.

Our success depends to a significant degree upon our ability to protect and preserve our intellectual property rights, trade secrets and the rights to our proprietary processes, methods, formulations and other technology. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or in us having to pay other companies for infringing on their intellectual property rights. We rely on confidentiality agreements and patent, trade secret and trademark, as well as judicial enforcement of all of the foregoing to protect such technologies and intellectual property rights. In addition, some of our technologies are not or will not be covered by any patent or patent application.

We may be unable to prevent third parties from using our intellectual property and other proprietary information without our authorization or from independently developing intellectual property and other proprietary information that is similar to ours, particularly in countries other than the United States. The protection afforded by patents on some of this intellectual property varies based on country and scope of individual patent coverage, as well as the availability of legal remedies in each country. The use of our intellectual property and other proprietary information by others could reduce or eliminate any competitive advantages we have developed, cause us to lose sales or otherwise harm our business. If it becomes necessary for us to litigate to protect these rights; any proceedings could be burdensome and costly, and we may not prevail.

Our patents also may not provide us with any competitive advantage and may be challenged by third parties. Further, our competitors may attempt to design around our patents.  Our competitors may also already hold or have applied for patents in the United States or abroad that, if enforced or issued, could prevail over our patent rights or otherwise limit our ability to manufacture or sell one or more of our products in the United States or abroad. With respect to our pending patent applications, we may not be successful in securing patents for these claims. Our failure to secure these patents may limit our ability to protect inventions that these applications were intended to cover. In addition, the expiration of a patent can result in increased competition with consequent erosion of profit margins.

Competitors or other parties may, from time to time, assert issued patents or other intellectual property rights against us. If we are legally determined to infringe or violate the intellectual property rights of another party, we may have to pay damages, stop the infringing use or attempt to obtain a license agreement with the owner of such intellectual property. Further, even if we are successful in defending our rights, such litigation could be burdensome and costly.

In some cases, we rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally will enter into confidentiality agreements with our employees and third parties to protect our intellectual property, our confidentiality agreements could be breached and may not provide meaningful protection for our trade secrets or proprietary manufacturing expertise. In addition, adequate remedies may not be available in the event of unauthorized use or disclosure of our trade secrets or manufacturing expertise. Violations by others of our confidentiality agreements and the loss of employees who have specialized knowledge and expertise could harm our competitive position and cause our sales and operating results to decline as a result of increased competition.

We rely on technical know-how and trade secrets for both SmartFresh™ services and manufacturing. If our competitors are able to copy such technical know-how and/or trade secret, it may adversely impact our competitive advantage.

In addition, we rely on both registered and unregistered trademarks to protect our name and brands. Our failure to adequately maintain the quality of our products and services associated with our trademarks or any loss to the distinctiveness of our trademarks may cause us to lose certain trademark protection, which could result in the loss of goodwill and brand recognition in relation to our name and products and services. In addition, successful third-party challenges to the use of any of our trademarks may require us to rebrand our business or certain products or services associated therewith.

The failure of our patents, applicable intellectual property law or our confidentiality agreements to protect our intellectual property and other proprietary information, including our processes, apparatuses, technology, trade secrets, trade names and proprietary manufacturing expertise, methods and compounds, or if we are unsuccessful in our judicial enforcement proceedings, could have a material adverse effect on our competitive advantages and could have a material adverse effect on our business, results of operations and share price.

As our patents mature, they will eventually expire. As key SmartFresh™ patents have expired or will expire over the next four years, if we are not able to achieve further differentiation of our products and services through patented mixtures, new formulations, new delivery systems, new application methods or other means of obtaining extended patent protection, our ability to prevent competitors from developing and registering similar products could have an adverse effect on our sales of such product.

We may experience claims that our products infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products or services.

We continually seek to improve our business processes and develop new products and applications. A substantial amount of intellectual property exists that we must continually monitor to avoid infringement. We cannot guarantee that we will not experience claims that our processes and products infringe issued patents (whether present or future) or other intellectual property rights belonging to others.

From time to time, we oppose patent applications that we consider overbroad or otherwise invalid in order to maintain the ability to operate freely in our various business lines without the risk of being sued for patent infringement. If, however, patents are subsequently issued on any such applications by other parties, or if patents belonging to others already exist that cover our products, processes or technologies, we could experience claims for infringement or have to take other remedial or curative actions to continue our manufacturing and sales activities with respect to one or more products. Such actions could include payment of damages, stopping the use, obtaining licenses from these parties or substantially re-engineering our products or processes in order to avoid infringement. We may not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to re-engineer our products successfully. Moreover, if we are sued for infringement and loss, we could be required to pay substantial damages or be enjoined from using or selling the infringing products or technology. Further, intellectual property litigation is expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business.

Adverse weather conditions and other natural phenomena can adversely affect our results of operations.

Production of the crops on which our products and services are used and, therefore, our business is vulnerable to weather conditions and natural disasters such as storms, tsunamis, hail, tornadoes, freezing conditions, extreme heat, drought, and floods. Unfavorable weather conditions and natural disasters can reduce acreage planted, lead to modified crop selection by growers and affect the timing and overall yield of harvest, each of which may reduce or otherwise alter demand for our products and services and adversely affect our business and results of operations. Weather conditions and natural disasters also affect decisions of our distributors, direct customers and end-users about the types and amounts of products and services to purchase and the timing of use of such products and services. Delays by growers in harvesting can result in deferral of orders to a future quarter or decisions to forego orders altogether in a particular growing season, either of which would negatively affect our sales in the affected period. Climatic and weather conditions and other variables that are difficult to forecast can lead to changes in growing seasons, fruit quality and harvest timing with the result that sales of our products may vary substantially from year to year and quarter to quarter and from our internal forecasts.

Seasonality may cause fluctuations in our revenue and operating results.

Historically, our operations have been seasonal, with a greater portion of total net revenue and operating income occurring in the third and fourth calendar quarters. As a result of seasonality, any factors that would negatively affect our third and fourth quarter results in any year, including severe weather conditions and natural disasters that affect decisions by our customers and end-users about the types and amounts of products and services to purchase and the timing of use of such products and services, could have an adverse impact on our business, financial condition and results of operations for the entire year.

Our products are highly regulated by governmental agencies in the countries where we conduct business. Our failure to obtain regulatory approvals, to comply with registration and regulatory requirements or to maintain regulatory approvals would have an adverse impact on our ability to market and sell our products.

Our pre- and post-harvest products are subject to technical review and approval by government authorities in each country where we wish to sell our products. The regulatory requirements are complex and vary from country to country. They are also subject to frequent changes as new data requirements arise in response to scientific developments. There is a general international consensus as evidenced, for example, by the standards and guidelines issued by the Organization for Economic Co-operation and Development, or OECD, on the data needed in order to evaluate the safety of agrochemicals products before they can be placed on the market. In addition, each country has its own legislative process and specific requirements in order to determine if identified risks are acceptable and can be managed in the local context.

We must transfer registrations in each country as a part of our separation from TDCC to an independent, stand-alone company. In most countries, new entities now exist. Where there is no new entity, suitable alternatives must be identified. In the interim, the registrations must remain with TDCC to ensure business continuity, and TDCC has agreed, to the extent permitted by applicable law, to give us continued access to such registrations while they are transferred from TDCC. TDCC must maintain the TDCC entities holding these registrations until the country specific registration transfers are complete.

To obtain new registrations, it is necessary to have a local registrant, and to understand the regulatory requirements in each country, including those that are anticipated to be in place at the time of registration submission and at the time of registration decision making by the relevant government authority, which may be several years in the future. A significant investment in registration data is required (covering all aspects from manufacturing specifications through storage and transport, use, and, finally, disposal of unwanted product and used containers) to ensure that product performance (bioefficacy), intrinsic hazards and use patterns are fully characterized. Risk assessments are conducted by government regulatory authorities, and they make the final decision on whether the documented risk associated with a product and active ingredient (AI) is acceptable prior to granting approval for sale. In this process, government decisions may be delayed due to requirements for additional data or internal administrative processes. There is a risk that registration of a new product may not be obtained or that a product label may be severely reduced, restricting the use of the product. If these circumstances arise, there is a risk that the substantial investments made in product development will not lead to the projected sales that justified the investment, and our business, financial condition and results of operations may be adversely affected by failure to obtain new registrations.

Compliance with the prevailing regulations in countries in which we conduct business is essential. If we fail to comply with government requirements, we could have registrations withdrawn immediately (loss of sales), suffer financial penalties (fines) and suffer reputational damage that could materially and adversely affect our business and our regulatory success in the future. This could result in an adverse impact on our results of operations and financial condition.

Changes in applicable regulations and regulatory processes could limit or restrict our ability to conduct our business.

Public awareness of, and concern about, the use of chemicals in food production has been increasing. Concerns about issues such as chemical residues in foods, agricultural worker safety and environmental impacts of agrochemicals (such as impacts on groundwater or non-target species, such as fish, birds and bees) could result in additional scrutiny of, or adversely affect the market for, our products, even when these products have been approved by governmental authorities. For example, such concerns could result in continued pressure for more stringent regulatory intervention and potential liability relating to health concerns arising from the use of our products in food preparation or the impact our products may have on the environment. These concerns could also influence public and customer perceptions, including purchasing preferences, the viability of our products, our reputation and the cost to comply with regulations, all of which could have a material adverse impact on our business. Some types of products that we manufacture have been subject to such scrutiny in the past, and some categories of products that we produce are currently under scrutiny and others may be in the future.

In accordance with a regulation of the European Parliament and of the Council of the European Union, in May 2014 the EU Commission proposed a List of Candidates for Substitution (Cfs), which included 1-MCP. In a subsequent press release published on January 27, 2015, the Commission clarified that the list is neither a list of banned substances nor as a ranking of Cfs, and that all active substances on the list will still be available on the market and are deemed acceptable, but could be substituted in time if a viable alternative is made available. We have conducted studies, which have been submitted to the authorities, to support our position that 1-MCP should be removed from the Cfs list.

Products that are already approved are subject to periodic review by regulatory authorities in many countries; such reviews frequently require the provision of new data and the conduct of more complex risk assessments. The outcome of reviews of existing registrations cannot be guaranteed; registrations may be modified or cancelled. Since all government regulatory authorities have the right to review existing registrations at any time, the sustainability of the existing portfolio cannot be guaranteed. Existing registrations may be lost at any time, resulting in an immediate impact on sales.

Prior to expiration, it is necessary to renew registrations. The renewal period and processes vary by country and may require additional studies to support the renewal process. Failure to comply could result in cancellation of the registration, resulting in an impact on sales.

Negative publicity relating to our products could reduce sales.

Our success depends both on our customers’ perception of our products’ effectiveness and on end-consumer’s perception of the safety of our products. We may, from time to time, be faced with negative publicity relating to public health concerns, customer complaints or litigation alleging illness or injury, employee, staffing and supplier relationships or other matters, regardless of whether the allegations are valid or whether we are found to be responsible. Given the global nature of the business, the negative impact of adverse publicity relating to one product or in one geographic region may extend far beyond the product or the country involved to affect other parts of our business. The risk of negative publicity is particularly great with respect to the performance of service providers because we are limited in the manner in which we can control them, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents.

Additionally, employee and/or staffing-related claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on our business, financial condition and results of operations. Customer demand for our products and our brand’s value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode customer confidence in us or our products, which would likely result in lower sales and could have a material adverse effect on our business, financial condition and results of operations.

New information or a change in consumer attitudes and preferences regarding diet and health could result in changes in regulations and consumer consumption habits, which could have an adverse effect on our business, financial condition and results of operations.

Regulations and consumer eating habits may change as a result of new information or attitudes regarding diet and health. Such changes may include responses to scientific studies on the health effects of particular food items or federal, state and local regulations that impact consumer perception of and demand for the produce to which our products are applied. We may not be able to effectively respond to changes in consumer health perceptions or to modify our product offerings to reflect trends in eating habits, which could have a material adverse effect on our business, financial condition and results of operations.

Use of our current products is not compatible with “organic” labeling standards in all jurisdictions. As such, an increase in consumer preference for organic produce could negatively affect the demand for our products or services. Similarly, a shift in consumer preferences away from fresh produce in favor of frozen or otherwise processed food products, or towards “seasonal” or locally grown produce, could negatively affect the demand for our products or services.

We may be required to pay substantial damages for product liability claims or other legal proceedings.

We may become involved in lawsuits concerning crop damage and product inefficacy claims, in addition to intellectual property infringement disputes, claims by employees, or former employees or contingent staff, and general commercial disputes. Pending and future lawsuits may have outcomes that may be material to our results of operations and financial condition, limit our ability to engage in our business activities, or result in negative publicity.  Our insurance may not apply to or fully cover any liabilities we incur as a result of these lawsuits.

We may face potential product liability claims for or relating to products we have sold and products that we may sell in the future. Such claims may be significant to our business, are complex in nature, and have outcomes that are difficult to predict. Since our products are used in the food chain on a global basis, any such product liability claim could subject us to litigation in multiple jurisdictions. Product liability claims, regardless of their merits or their ultimate outcomes, are costly, divert management’s attention, and may adversely affect our reputation and demand for our products and may result in significant damages. We cannot predict with certainty the eventual outcome of pending or future product liability claims. Any of these negative effects resulting from product liability claims could adversely affect our results of operations, cash flows, or financial condition. These risks exist even with respect to products that have received, or may in the future receive, regulatory approval, registration, and clearance for commercial use. Unexpected quality or efficacy concerns can arise with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals, or declining sales, as well as product liability, personal injury and/or other claims.

Our results of operations are subject to exchange rate and other currency risks. A significant movement in exchange rates could adversely impact our results of operations and cash flows.

We conduct our business in many different currencies, primarily the U.S. dollar and the Euro. Accordingly, currency exchange rates affect our operating results. The effects of exchange rate fluctuations on our future operating results are unpredictable because of the number of currencies in which we conduct business and the potential volatility of exchange rates. We are also subject to the risks of currency controls and devaluations. Currency controls may limit our ability to convert currencies into U.S. dollars or other currencies, as needed, or to pay dividends or make other payments from funds held by subsidiaries in the countries imposing such controls, which could adversely affect our liquidity. Currency devaluations could also negatively affect our operating margins and cash flows. For example, if the U.S. dollar were to strengthen against a local currency, our operating margin would be adversely impacted in the country to the extent significant costs are denominated in U.S. dollars while our revenues are denominated in such local currency. We operate in countries that have experienced hyperinflation in recent years, which amplifies currency risk.

Changes in our customers’ practices and processes can reduce the demand for our products and services.

Our products and services are used significantly in the growing, storage and handling of fresh produce and other crops, and flowers. Changes, including buyer’s preferences, longer shelf-life varieties and technological changes, in our customers’ practices or processes may make our products and services unnecessary, which would reduce the demand for those products and services. We have had, and may continue to have, customers that find alternative materials, practices or processes and therefore no longer require our products or services.

We are expanding our use of the distributor model.

We have entered into long-term distribution relationships for our products in China, Russia, Israel, South Korea, Japan, and Mexico. As a result, delivery of services and products in these jurisdictions relies on the performance of a small number of contractual counterparties, and we are not directly involved in sales and service provider relationships. The failure to properly perform by, switch to the competition or loss of, one or more of such distributors could have a material adverse effect on our business, financial condition and results of operations.

Our substantial international operations subject us to risks, including unfavorable political, regulatory, labor, tax and economic conditions in other countries that could adversely affect our business, financial condition and results of operations.

Currently, we operate, or others operate on our behalf, in more than 40 countries, in addition to our operations in the United States. We expect sales from international markets to represent an increasing portion of our net sales. Accordingly, our business is subject to risks related to the different legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent in our international operations include the following:

•                  agreements and intellectual property rights may be difficult to enforce and receivables difficult to collect through a foreign country’s legal system;

•                  foreign customers may have increased credit risk and different financial conditions, which may necessitate longer payment cycles or result in increased bad debt write-offs or additions to reserves related to our foreign receivables;

•                  foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade or investment, including currency exchange controls;

•                  foreign exchange controls may delay, restrict or prohibit the repatriation of funds, and any restrictions on the repatriation of funds may result in adverse tax consequences and tax inefficiencies;

•                  U.S. export licenses may be difficult to obtain;

•                  import licenses and permits may be difficult to obtain at the country of destination;

•                  there may be delays and interruptions in transportation and importation of our products;

•                  fluctuations in exchange rates may affect product or service demand and may adversely affect the profitability in U.S. dollars of products and services in markets where payment for our products and services is made in currencies other than the U.S. dollar;

•                  general economic conditions in the countries in which we operate, including fluctuations in gross domestic product, interest rates, market demand, labor costs and other factors beyond our control, could have an adverse effect on our net sales in those countries;

•                  our results of operations in a particular country could be affected by political or economic instability on a country-specific or global level from various causes, including the possibility of hyperinflationary conditions, natural disasters and terrorist activities and the response to such conditions and events;

•                  we may experience difficulties in staffing and managing multi-national operations, including the possibility of labor disputes abroad;

•                  unexpected adverse changes in foreign laws or regulatory requirements may occur, including environmental, health and safety laws and laws and regulations affecting export and import duties and quotas;

•                  governmental policies, including farm subsidies, tariffs, tenders, and commodity support programs, as well as other factors beyond our control, such as the prices of fertilizers, seeds, water, energy and other inputs, and the prices at which crops may ultimately be sold, which could influence the number of acres planted, the mix of crops planted and the demand for agrochemicals;

•                  compliance with a variety of foreign laws and regulations may be difficult;

•                  public attitudes toward treatment of foods, including fresh produce, may be negative in certain countries and may present challenges to the adoption of our products and services;

•                  we may be subject to the risks of divergent business expectations resulting from cultural incompatibility; and

•                  overlap of different tax regimes may subject us to additional taxes.

We generally do not have long-term contracts with our customers or our service providers.

With some exceptions, our relationships with our customers are based primarily upon one-year agreements or individual sales orders. As such, our customers could cease buying their products or services from us at any time, for any reason, with little or no recourse. If multiple customers, or a material customer elected not to purchase products or services from us, our business prospects, financial condition and results of operations could be adversely affected.

Our traditional service model relies on short-term contracts with a large number of service providers who apply our products in most jurisdictions for our customers. Service providers’ investment in the equipment necessary to provide services to customers is also minimal. As a result, service providers could cease providing services or provide services for a competitor upon relatively short notice. If multiple service providers or a material service provider elected not to provide services on our behalf, our business, financial condition and results of operations could be adversely affected.

Increases in costs or reductions in the supplies of raw materials we use in our manufacturing process could materially and adversely affect our results of operations.

We use a variety of raw materials in our manufacturing and packaging processes. Our operations depend upon our or our contract manufacturers obtaining adequate supplies of raw materials on a timely basis. We typically purchase our major raw materials on a contract or as-needed basis from outside sources. The availability and prices of raw materials may be subject to curtailment or change due to, among other things, the financial stability of our suppliers, suppliers’ allocations to other purchasers, interruptions in production by suppliers, new laws or regulations, changes in exchange rates and worldwide price levels. Additionally, we cannot guarantee that, as our supply contracts expire, we will be able to renew them, or if they are terminated, that we will be able to obtain replacement supply agreements on terms favorable to us. Our results of our packaging or external manufacturing operations could be adversely affected if we, or our contract manufacturers on our behalf, are unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increase significantly.

Joint development, distribution, manufacturing or venture investments that we enter into could be adversely affected by our lack of sole decision-making authority, our reliance on partners’ operational capabilities, strategic decisions and financial condition, and disputes between us and our collaborating partners.

We have a limited number of joint development and distribution agreements, and may enter into new ones in the future. Investments through joint research, development, registration, manufacturing, distribution, or other joint entities (collectively “collaborations”) may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that collaboration partners might be sold, become bankrupt, fail to fund their share of required investments, fail to meet collaboration milestones, elect to change strategy, make poor business decisions or block or delay necessary decisions. Collaboration partners may develop economic or other business interests or goals which could conflict and become incompatible with our business interests, and may be in a position to take actions opposed to our strategy and objectives. Such collaborations may also have the potential risk of impasses on decisions, because neither us nor our collaborating partners would have full control over the partnership or joint collaboration. Disputes between us and our collaborating partners may result in arbitration or litigation that would increase our expenses and prevent the members of our management team from focusing their time and effort on the business. Consequently, action by, or disputes with, our collaboration partners might result in subjecting the projects, investments or facilities owned by the partnership or collaboration to additional risk. In addition, we may in certain circumstances be liable for the actions of our collaborating partners, which could materially and adversely affect our business, financial condition and results of operations.

We might require additional capital to support business growth, and this capital might not be available.

We intend to continue to make investments to support our business growth and might require additional funds to fund our planned growth, including strategic acquisitions.  Accordingly, we might need to engage in equity or debt financings to secure additional funds. If we raise additional funds through issuance of equity securities, our existing stockholders could suffer significant dilution, and any new equity securities that we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities. Moreover, if we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets. In addition, we might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when required, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Our substantial level of indebtedness could materially and adversely affect our business, financial condition and results of operations.

Upon consummation of the Business Combination on July 31, 2015, we incurred debt obligations in the form of a $425 million term loan and a $25 million revolving loan.  The incurrence of this debt could have a variety of negative effects, including:

•                  default and foreclosure on our assets if our operating revenues are insufficient to repay our debt obligations;

•                  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•                  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•                  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•                  our inability to pay dividends on our common stock;

•                  using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•                  limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•                  increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•                  limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•                  other disadvantages compared to our competitors who have less debt.

We are subject to credit risks related to our accounts receivable, and failure to collect our accounts receivable could adversely affect our results of operations and financial condition.

The failure to collect outstanding receivables could have an adverse impact on our business, financial condition and results of operations. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, then we might be required to make additional allowances, which would adversely affect our results of operations in the period in which the determination or allowance was made. Bad debt write offs were less than .5% of revenues in each of 2012, 2013 and 2014.

While we occasionally obtain letters of credit or other security for payment from customers or distributors, enforcing that security is a lengthy and expensive process, and the eventual sale of the security may not ultimately cover the underlying trade receivable balance. Accordingly, we are not protected against accounts receivable default or bankruptcy by these entities. The current economic climate and volatility in the price of the underlying agricultural commodities could increase the likelihood of such defaults and bankruptcies. If a material portion of our customers or distributors were to become insolvent or otherwise were not able to satisfy their obligations to us, we would be materially harmed.

We license patent rights from third parties. If we are not able to enter into future licenses on commercially reasonable terms, if such third parties do not properly maintain or enforce the patents underlying such existing or future licenses, or if we fail to comply with our obligations under such licenses, our competitive position and business prospects could be adversely affected.

We are a party to license agreements that give us rights to third-party intellectual property that may be necessary or useful for our business, and we may enter into additional licenses in the future. If we are unable to enter into licensing arrangements on favorable terms in the future, our business may be adversely affected. In addition, if the owners of the patents we license do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed. Without protection for the intellectual property we license, other companies might be able to offer substantially similar or identical products and/or services for sale, which could adversely affect our competitive business position and harm our business prospects.

If we fail to comply with our obligations under license agreements, our counterparties may have the right to terminate these agreements, in which event we may not be able to develop, manufacture, register, or market, or may be forced to cease developing, manufacturing, registering, or marketing, any product or service that is covered by these agreements or may face other penalties under such agreements. Such an occurrence could materially adversely affect the value of the applicable ingredient or formulated products and/or services provided by us and have an adverse effect on our business, financial condition and results of operations.

If the data we supply to registration authorities is used by other companies to obtain their own product registrations, “generic” copies of products in our portfolio could enter the market, and our business position could be adversely affected.

In many countries, toxicity studies, data and other information relied upon by registration authorities in support of a product registration are granted “data protection” for a period of up to 15 years after the date upon which the data were originally submitted. In addition to the period of data compensability, there is in many geographies an exclusive use period of 10 years during which other companies may not legally cite our data in support of registration submissions without our written permission. In some countries, there is also a period of time during which companies may cite another company’s data upon payment of data compensation. In other countries, there is no legislation at all that effectively prevents third parties from citing our proprietary regulatory data. Furthermore, after the exclusive use period and data compensation period have expired, as will be the case with respect to our data in Europe in 2016, any third party would be free to cite our data in support of its registration submissions. The possibility that third parties can use our registration data to obtain their own product registrations can adversely affect our business, financial condition and results of operations by allowing “generic” copies of products in our portfolio into the market.

Failure to comply with the Foreign Corrupt Practices Act, or FCPA, and other similar anti-corruption laws, could subject us to penalties and damage our reputation.

We are subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from making corrupt payments to foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment and requires companies to maintain certain policies and procedures, including maintenance of adequate record-keeping and internal accounting practices to accurately reflect transactions. Certain of the jurisdictions in which we conduct business are at a heightened risk for corruption, extortion, bribery, pay-offs, theft and other fraudulent practices. Under the FCPA, U.S. companies may be held liable for actions taken by their strategic or local partners or representatives. Other jurisdictions in which we operate have adopted similar anti-corruption, anti-bribery, and anti-kickback laws to which we are subject. If we, or our intermediaries, fail to comply with the requirements of the FCPA, or similar laws of other countries, governmental authorities in the United States or elsewhere, as applicable, could seek to impose civil and/or criminal penalties, which could damage our reputation and have a material adverse effect on our business, financial condition and results of operations.

In the day-to-day conduct of the business, particularly in our efforts to obtain and maintain product registrations, we are in frequent contact with persons who may be considered government officials under applicable anti-corruption, anti-bribery and anti-kickback laws, and, therefore, we are subject to an increased risk of violations. In many of the countries in which we operate, particularly those with developing economies, it is or has been common for government officials and businesses to engage in business practices that are prohibited by these laws. Our employees, distributors, dealers and agents may not always take actions that are consistent with our policies designed to ensure compliance, particularly when they are confronted by pressures from competitors and others to act in a manner that is inconsistent with such policies. Violations of anti-corruption, anti-bribery or anti-kickback laws or regulations could have an adverse effect on our business. If we do not properly implement and maintain practices and controls with respect to compliance with applicable anti-corruption, anti-bribery and anti-kickback laws, or if we fail to enforce those practices and controls properly, we may be subject to regulatory sanctions, including administrative costs related to governmental and internal investigations, civil and criminal penalties, injunctions and restrictions on our business activities, all of which could materially and adversely affect our business, financial condition and results of operations.

We rely heavily on information technology, and any material failure, weakness, interruption or breach of security could prevent us from effectively operating our business.

Our operations rely heavily on information systems for management of our supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Our planned AdvanStore™ product offering relies particularly heavily on information systems for monitoring, data collection and analysis. Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of these information systems. Our operations depend upon our ability to protect our computer equipment and systems, which, in the case of AdvanStore systems, are not located within our physical control, against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a breach in security of these systems could result in delays in customer service and reduce efficiency in our operations. Remediation of such problems could result in significant, unplanned capital investments.

We use hazardous materials in our business and are subject to regulation and potential liability under environmental laws.

Our business is subject to a wide range of stringent laws and regulations that relate to the raw material supply chain, environmental compliance and disposition of any hazardous wastes. As with any chemical manufacturing enterprise, there are inherent hazards associated with chemical manufacturing and the related storage and transportation of raw materials, and the potential that accidents or noncompliance with laws and regulations by us, or our contract manufacturers, could disrupt our operations or expose us to significant losses or liabilities. We cannot predict the adverse impact that new environmental regulations, or new interpretations of existing regulations, might have on the research, development, production, and marketing of our products.

We rely on unaffiliated contract manufacturers to produce certain products or key components of products. Also, our suppliers or toll manufacturers may use hazardous materials in connection with producing our products. We may also from time to time send wastes to third parties for disposal. In the event of a lawsuit or investigation, we could be subject to claims for liability for any injury caused to persons or property by exposure to, or release of, such hazardous materials or wastes. Further, we may be required to indemnify our suppliers, toll manufacturers, or waste disposal contractors against damages and other liabilities arising out of the production, handling, or storage of our products or raw materials or the disposal of related wastes. Such indemnification obligations could have an adverse effect on our business, financial condition and results of operations.

An impairment of goodwill could negatively impact our financial results.

We periodically assess goodwill for impairment. If an initial qualitative assessment identifies that it is more likely than not that the carrying value exceeds its estimated fair value, additional quantitative testing is performed. We may also elect to skip the qualitative testing and proceed directly to quantitative testing. If the quantitative testing indicates that goodwill is impaired, the carrying value of goodwill is written down to fair value with a charge against earnings. Since we utilize a discounted cash flow methodology to calculate its fair value, continued weak demand for a specific product line could result in an impairment. Accordingly, any determination requiring the write-off of a significant portion of goodwill could negatively impact our financial condition and results of operations.

Risks Related to Our Separation from TDCC

Our inability to transition successfully to being an independent company may have a material adverse effect on our business or results of operations.

Until the consummation of Business Combination on July 31, 2015, the AgroFresh business was a part of the integrated operations of TDCC. As a result of the Business Combination, we became an independent company and it cannot be assured that we will make the transition successfully. For example, certain of our accounting and information technology systems have historically been a part of TDCC’s larger operations and may not be able to successfully transition to independent operations in a timely manner, or at all, or at a higher than anticipated cost. Any delays in implementing required systems may lead to increased operating expenses. Any failure or delay in implementing these systems could also result in material misstatements in the financial statements or delays in meeting reporting obligations. Upon the consummation of the Business Combination, we entered into a Transition Services Agreement with TDCC (the “Transition Services Agreement”), which covers such services as certain marketing and sales, customer, information technology and finance services, among others, generally provides for our receipt of transitional services from TDCC for terms which vary according to the service range from six months to five years (or such longer period and with such extensions as provided for pursuant to the Transition Services Agreement) before we must develop such services on our own. We will also incur costs in the future which may be different from costs that we historically incurred within TDCC’s larger cost structure, including costs associated with health and welfare benefits for our employees, internal legal, tax and treasury services. Additionally, as part of TDCC, we benefited from certain economies of scale, including with respect to relationships with certain suppliers and service providers. We may not be able to maintain or build the independent relationships that are necessary to continue to benefit from such economies of scale or operate the business successfully. Any failure to transition successfully to an independent company may have a material adverse effect on our business, financial condition or results of operations.

The pro forma financial information incorporated by reference in this prospectus may not be reflective of operating results and financial conditions following the Business Combination.

The pro forma financial information incorporated by reference in this prospectus was derived from our historical audited combined financial statements. The pro forma information was prepared based upon available information and reasonable assumptions and estimates. This pro forma information may not necessarily reflect what the results of operations and financial position would have been had the Business Combination occurred during the periods presented or what our results of operations and financial position will be in the future. Additionally, the presentation of EBITDA and Adjusted EBITDA contained in this prospectus is not made in accordance with U.S. generally accepted accounting principles (“GAAP”) or with a view towards compliance with published guidelines of the SEC. There is no assurance that any anticipated cost savings will be achieved or that the disclosed estimates and assumptions will prove to be accurate. If the cost savings are less than the estimates or the cost savings initiatives adversely affect operations or cost more or take longer to implement than projected, or if the assumptions prove to be inaccurate, the results will be lower than anticipated.

Our historical financial information may not be indicative of our future results as an independent company.

Our historical financial information incorporated by reference in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we been an independent company during the periods presented and may not be indicative of what our results of operations, financial position and cash flows will be in the future as an independent company. This is primarily a result of the following factors:

•                  our historical financial information reflects cost allocation for services historically provided by TDCC and we expect these allocations to be different from the costs we will incur for these services as a smaller independent company, including with respect to services we expect will be provided by TDCC under the Transition Services Agreement and other agreements with TDCC and its affiliates. We expect that in some instances the costs incurred for these services as a smaller independent company will be higher than the share of total TDCC expenses assessed to us historically; and

•                  our historical financial information does not reflect the debt and related interest expense that we have incurred in connection with the Business Combination.

In addition, since we historically operated as a business of TDCC, the combined financial statements incorporated by reference in this prospectus have been prepared on a carve-out basis from TDCC, which requires certain assumptions and estimates relating to, among other things, allocation of corporate services, foreign currency exchange gains and losses, interest expense, income taxes and other matters.

TDCC will provide a number of services to us pursuant to the Transition Services Agreement. When such agreement terminates, we will be required to replace such services, and the economic terms of the new arrangements may be less favorable to us.

Under the terms of the Transition Services Agreement, TDCC will provide us, for a fee, specified support services related to corporate functions for various terms following the Business Combination, such as marketing and sales support (one year term), customer service (one year term), supply chain (one year term), purchasing (one year term), finance (six month term), information systems services (five year term), environmental, health and safety (six month term), and general consulting (one year term), unless earlier terminated according to the terms of the Transition Services Agreement. As each of the foregoing services terminate pursuant to the terms of the Transition Services Agreement, we will be required to either enter into a new agreement with TDCC or another services provider or assume the responsibility for these functions. We cannot assure you that the economic terms of the new arrangements will be similar to those under our current arrangements with TDCC. If we are unable to renew or replace such arrangements on a comparable basis, our business, financial condition and results of operations may be materially and adversely affected.

We may need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets.

We expect to have substantial balances of goodwill and identified intangible assets as a result of the Business Combination. We are required to test goodwill and any other intangible asset with an indefinite life for possible impairment on the same date each year and on an interim basis if there are indicators of a possible impairment. We are also required to evaluate amortizable intangible assets and fixed assets for impairment if there are indicators of a possible impairment. There is significant judgment required in the analysis of a potential impairment of goodwill, identified intangible assets and fixed assets. If, as a result of a general economic slowdown, deterioration in one or more of the markets in which we operate or impairment in our financial performance and/or future outlook, the estimated fair value of its long-lived assets decreases, we may determine that one or more of our long-lived assets is impaired. An impairment charge would be determined based on the estimated fair value of the assets and any such impairment charge could have a material adverse effect on our financial condition and results of operations.

We will be required to pay TDCC for certain tax benefits we may claim in the future, and these amounts are expected to be material.

Pursuant to the Tax Receivables Agreement we entered into with TDCC upon the consummation of the Business Combination (the “Tax Receivables Agreement”), we will pay annually to TDCC 85% of the amount of any tax savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of the increase in tax basis of our assets resulting from a section 338(h)(10) election that we and TDCC have agreed to make in connection with the Business Combination.

We expect that the payments that we may make under the Tax Receivables Agreement could be substantial. See the pro forma financial incorporated by reference in this prospectus for an estimate of the fair value of payments to be made pursuant to the Tax Receivables Agreement. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivables Agreement payments. There may be a material negative effect on our liquidity if we do not have sufficient funds to permit us to make payments under the Tax Receivables Agreement after we have paid taxes.

In certain cases, payments by us under the Tax Receivables Agreement may be accelerated or significantly exceed the tax benefits we realize in respect of the tax attributes subject to the Tax Receivables Agreement.

The Tax Receivables Agreement will provide that if, at any time, we elect an early termination of the Tax Receivables Agreement, we would be required to make an immediate payment equal to the present value of the anticipated future payments to TDCC under the Tax Receivables Agreement, after the termination date. Such payment would be based on certain valuation assumptions and deemed events set forth in the Tax Receivables Agreement, including the assumption that we have sufficient taxable income to fully utilize such tax benefits. In addition, in the event of certain acquisition transactions by us or a change of control of us, an alternative calculation mechanic will apply to determine the amount paid to TDCC under the Tax Receivables Agreement, which alternative calculation mechanic could result in payments to TDCC that are greater than the tax benefits actually realized by us in respect of the tax attributes subject to the Tax Receivables Agreement. Accordingly, payments under the Tax Receivables Agreement may be made years in advance of the actual realization, if any, of the anticipated future tax benefits and may be significantly greater than the benefits we realize in respect of the tax attributes subject to the Tax Receivables Agreement. In these situations, our obligations under the Tax Receivables Agreement could have a substantial negative impact on our liquidity. We may not be able to finance our obligations under the Tax Receivables Agreement and any indebtedness we incur may limit our subsidiaries’ ability to make distributions to us to pay these obligations. In addition, our obligations under the Tax Receivables Agreement could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control that could otherwise be in the best interests of our stockholders.

Risks Related to Our Securities

TDCC and Boulevard Acquisition Sponsor, LLC (the “Sponsor”) have significant influence over us, which could limit your ability to influence the outcome of key transactions, including a change of control.

Immediately following the completion of the Business Combination, TDCC and the Sponsor (and its affiliates) beneficially owned approximately 35% and 12%, respectively, of our outstanding common stock. In addition, the Sponsor beneficially owns a significant percentage of our outstanding warrants. Because of the degree of concentration of voting power (and the potential for such power to increase upon the purchase of additional stock or the exercise of warrants), your ability to elect members of our board of directors and influence our business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends, may be diminished.

Our stock price could be extremely volatile, and, as a result, you may not be able to resell your shares at or above the price you paid for them.

In recent years the stock market in general has been highly volatile. As a result, the market price and trading volume of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our results of operations or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus and others such as:

•                  actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•                  changes in the market’s expectations about our operating results; success of competitors;

•                  our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•                  changes in financial estimates and recommendations by securities analysts concerning us or the specialty chemicals industry in general;

•                  operating and stock price performance of other companies that investors deem comparable to the Company;

•                  our ability to market new and enhanced products on a timely basis;

•                  changes in laws and regulations affecting our business;

•                  our ability to meet compliance requirements;

•                  commencement of, or involvement in, litigation involving us;

•                  changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•                  the volume of shares of our common stock available for public sale;

•                  any major change in our board of directors or management;

•                  sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•                  general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Regulatory compliance may divert our management’s attention from day-to-day management of our business, which could have a material adverse effect on our business.

Our management team may not successfully or efficiently manage our continued transition to a public company that will be subject to significant regulatory oversight and reporting obligations under the federal securities laws and the regulations imposed by NASDAQ. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

There may be sales of a substantial amount of our common stock by our current stockholders, and these sales could cause the price of our common stock to fall.

As of the date of this prospectus, there were 49,940,548 shares of common stock outstanding.   Of our issued and outstanding shares that were issued prior to the Business Combination, all are freely transferable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.  Future sales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

At the closing of the Business Combination, we entered in an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which TDCC, the Sponsor and the other parties thereto are entitled to demand that we register the resale of their securities subject to certain minimum requirements. Stockholders who are party to the Investor Rights Agreement also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of any registration statement we file pursuant to the Investor Rights Agreement, and upon the expiration of the lockup period applicable to the parties to the Investor Rights Agreement, these parties may sell large amounts of our stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our stock price or putting significant downward pressure on the price of our stock.

Sales of substantial amounts of our common stock in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future.

Warrants are exercisable for our common stock, which, if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of the date of this prospectus, outstanding warrants to purchase an aggregate of 17,185,000 shares of our common stock are exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will expire at 5:00 p.m., New York time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. The exercise price of these warrants is $11.50 per share, or approximately $197.6 million in the aggregate for all shares underlying these warrants, assuming none of the warrants are exercised through “cashless” exercise. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions contained in our certificate of incorporation and bylaws could impair a takeover attempt.

Our second amended and restated certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•                  a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•                  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•                  the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•                  the ability of our board of directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•                  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at a special meeting of our stockholders;

•                  the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•                  limiting the liability of, and providing indemnification to, our directors and officers;

•                  controlling the procedures for the conduct and scheduling of stockholder meetings;

•                  providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

•                  advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our board of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of us or changes in our management. Any provision of our second amended and restated certificate of incorporation or bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our credit facility. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we had total annual gross revenue of $1 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock in our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

As a publicly traded company, we are required to comply with the SEC’s rules implementing Section 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company, which may be up to five full fiscal years following our initial public offering.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In addition, we may identify material weaknesses in our internal control over financial reporting that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404.

If we identify weaknesses in our internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by NASDAQ (the exchange on which our securities are listed), the SEC or other regulatory authorities, which could require additional financial and management resources.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.  We will receive up to an aggregate of approximately $126.8 million from the exercise of Public Warrants, assuming the exercise in full of all of the Public Warrants for cash. We expect to use the net proceeds from the exercise of the Public Warrants, if any, for general corporate purposes.

SELLING STOCKHOLDERS

Beneficial Ownership

The following table sets forth, as of September 24, 2015, certain information regarding the ownership of our common stock by the selling stockholders, the number of shares being registered hereby and information with respect to shares to be beneficially owned by the selling stockholders assuming all the shares registered hereunder are sold. The percentages in the following table are based on 49,940,548 shares of our common stock outstanding as of September 24, 2015. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular holder’s warrants and did not assume exercise of any other holder’s warrants.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Available Pursuant to this Prospectus(1)	Number of Shares Beneficially Owned After the Offering(2)	Percent of Outstanding Common Stock Beneficially Owned After the Offering(3)
Brian C. Pfeifler	487,805	487,805	0	0
ERJ Partners, LLC(4)	487,805	487,805	0	0
Nivon, Inc.(5)	2,439,024	2,439,024	0	0
Highbridge International, LLC(6)	1,655,395	975,609	679,786	1.4
Monaco Partners, LP(7)	487,805	487,805	0	0

(1)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.

(2)

Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)	Based on 49,940,548 shares of our common stock outstanding as of September 24, 2015.
(4)	Reflects shares held by ERJ Partners LLC. Seagull Associates LLC is the manager of ERJ Partners LLC and exercises voting and dispositive power over these shares.
(5)	Reflects shares held by Nivon, Inc. Joseph (“Joe”) C. Lewis exercises voting and dispositive power over these shares.
(6)

Reflects shares held by Highbridge International LLC. Highbridge Capital Management, LLC acts as trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. J.P. Morgan Chase & Co., a publicly traded company, controls Highbridge Capital Management, LLC. Shares beneficially owned prior to and after the offering includes warrants to purchase 300,000 shares of common stock.

(7)

Reflects shares held by Monaco Partners, LP. James H. Clark, in his capacity of President of Clark Ventures, Inc., general partner of Monaco Partners, LP, exercises voting and dispositive power over these shares.

Material Relationships with Selling Stockholders

We are a party to a separate subscription agreement, each dated May 2015, with each of the selling stockholders identified in the chart below pursuant to which such parties purchased the number of shares of the Company’s common stock set forth in the chart below, at a purchase price of $10.25 per share.

Name of Selling Stockholder	Number of Shares
Brian C. Pfeifler	487,805

ERJ Partners LLC	487,805
Nivon, Inc.	2,439,024
Highbridge International, LLC	975,609
Monaco Partners, LP	487,805

Pursuant to the terms of each subscription agreement, we agreed that, promptly after the consummation of the Business Combination, we would file with the Securities and Exchange Commission a registration statement registering (among other securities) the resale of the shares (the “Registration Statement”), and that we would use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that our obligations to include the shares in the Registration Statement are contingent upon the counterparty to the subscription agreement furnishing in writing to us such information regarding the counterparty, the securities held by such counterparty and the intended method of disposition of the shares as we shall reasonably request to effect the registration of the shares, and shall execute such documents in connection with such registration as we may reasonably request that are customary of a selling stockholder in similar situations.

PLAN OF DISTRIBUTION

We are registering 4,878,048 shares of our common stock for possible sale by the selling stockholders and 11,025,000 shares of common stock underlying our Public Warrants upon the exercise of the Public Warrants by the holders thereof. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above under “Selling Stockholders” and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•                  on the NASDAQ Global Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•                  in privately negotiated transactions;

•                  in underwritten transactions;

•                  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•                  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•                  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•                  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NASDAQ Global Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker dealer or agent against certain liabilities related to the selling of the common stock, including liabilities under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•                  the name of the selling stockholder;

•                  the number of shares being offered;

•                  the terms of the offering;

•                  the names of the participating underwriters, broker-dealers or agents;

•                  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•                  the public offering price; and

•                  other material terms of the offering.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Exercise of Public Warrants

The Public Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Public Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Public Warrants pursuant to the warrant agreement governing the Public Warrants in which our board of directors has elected to require all holders of the Public Warrants who exercise their Public Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the Public Warrants. If, upon the exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up to the nearest whole number the number of shares of common stock to be issued to such holder.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our common stock and preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

Authorized and Outstanding Stock

Our second amended and restated certificate of incorporation authorizes the issuance of 400,000,000 shares of common stock, $0.0001 par value per share, 100,000,000 shares of non-voting common stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of September 24, 2015, we had 49,940,548 shares of common stock outstanding.

Common Stock

Our second amended and restated certificate of incorporation provides for two classes of common stock, common stock with voting rights and non-voting common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of voting common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of voting common stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of non-voting common stock will have no voting rights with respect to their shares of non-voting common stock.

Conversion

Pursuant to the terms of the Investor Rights Agreement, TDCC will have the right to elect to convert all or any portion of its shares of our voting common stock into a like number of shares of the non-voting common stock.

Our second amended and restated certificate of incorporation  provides that each share of non-voting common stock shall automatically, and without any action on our part or by the holder of such share, be converted into one share of our common stock (1) immediately upon the transfer, sale, assignment or conveyance of a share of non-voting common stock to a person or entity other than TDCC (or a person or entity over which TDCC has control), or (2) immediately prior to the effective time of any merger or consolidation of us with or into any other corporation or other entity pursuant to which the shares  of our common stock are converted into shares or other securities of the surviving or resulting corporation or other entity or cash, property, rights or securities of any other corporation or entity.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Founder Shares

Pursuant to a letter agreement, the shares issued prior to our initial public offering (collectively, the “Founder Shares”) are not transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, to an affiliate of the Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of the Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Founder Shares held by the Sponsor and certain directors will be released from the lock-up one year following closing of the Business Combination, except that if, subsequent to the Business Combination, the Founder Shares will be released earlier when the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up on the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Pursuant to the Investor Rights Agreement, the holders of the Founder Shares agreed that the Founder Shares will not be released from escrow until one-year following the closing of the Business Combination.

Preferred Stock

Our second amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

The Company has one share of Series A Preferred Stock outstanding to TDCC. The holder of the share, voting as a separate class, will be entitled to appoint one director to our board of directors. The Series A Preferred Stock does not have any other rights.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our initial public offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of our common stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of our common stock, such warrant shall not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of our common stock. Warrants must be exercised for a whole share. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed to file with the SEC the registration statement, of which this prospectus forms a part, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We agreed to use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

•                  in whole and not in part;

•                  at a price of $0.01 per warrant;

•                  upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•                  if, and only if, the reported last sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $24.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our common stock to be issued to the warrant holder.

Private Placement Warrants

Pursuant to a letter agreement, the Private Placement Warrants will not be released until 30 days after the completion of the initial business combination. During the lock-up period, the Private Placement Warrants will not be transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, (b) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, to an affiliate of the Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of the Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial Business Combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Private Placement Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Registration Rights

Pursuant to the Investor Rights Agreement, we granted certain registration rights to TDCC, the Sponsor, Robert J. Campbell, Joel Citron,  Darren Thompson (each individual, together with the Sponsor, collectively the “Initial Stockholders”) and Avenue Special Opportunities Fund II, L.P. Pursuant to the Investor Rights Agreement, any holder of our common stock that is party to the Investor Rights Agreement is entitled to demand that we register the resale of its securities subject to certain minimum requirements. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination.  We are required to deliver financial statements and other information for each accounting period to those of TDCC and its subsidiaries that are holders of our common stock or our other equity securities. The Investor Rights Agreement also provides that we will take all necessary action to (i) cause the Preferred Director (or a person designated by the Preferred Director) to be elected a member of the board of directors of each of our subsidiaries and (ii) cause one of the two directors nominated to our board of directors by TDCC pursuant to the terms of the Purchase Agreement to be a member of each committee of the board of directors of which the Preferred Director is not a member. The Investor Rights Agreement also provides that TDCC and the Initial Stockholders will agree not to transfer their shares of our common stock until twelve months after the consummation of the Business Combination, subject to limited exceptions, including that TDCC has the right to transfer its securities if, in its sole discretion, TDCC determines in good faith that its ownership percentage of our common stock and non-voting common stock would require TDCC to consolidate the results of operations and financial position us and we have not engaged in transactions to reduce TDCC’s ownership percentage within 20 business days. The Investor Rights Agreement supersedes all similar agreements relating to the right to register our securities, and terminates any such agreements between us and the Initial Stockholders, such as the prior lock-up agreements between us and the Initial Stockholders.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends will be dependent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the board of directors at such time. We are not currently contemplating and do not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

We are not subject to the provisions of Section 203 of the DGCL.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•                  1% of the total number of shares of common stock then outstanding; or

•                  the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•                  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•                  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•                  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•                  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this prospectus, we had 49,940,548 shares of common stock outstanding. Of these shares, 22,050,000 shares sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 27,890,548 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are a total of 17,185,000 warrants to purchase shares of our common stock outstanding. Each warrant is exercisable for one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants. 11,025,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to maintain an effective registration statement under the Securities Act covering the 11,025,000 shares of our common stock that may be issued upon the exercise of the public warrants.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of Securities

Our common stock is listed and traded on the NASDAQ Global Market under the symbol “AGFS”.

LEGAL MATTERS

Greenberg Traurig, LLP will pass upon the validity of the Shares covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The balance sheet of Boulevard Acquisition Corp as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of Boulevard Acquisition Corp. as of December 31, 2013, and for the period from October 24, 2013 (inception) through December 31, 2013, incorporated by reference into this prospectus, have been so included in reliance on a report of Rothstein Kass, an independent registered public accounting firm, incorporated herein by reference, as experts in auditing and accounting.

The combined financial statements of the AgroFresh Business as of  December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the combined financial statements and includes an explanatory paragraph referring to allocations of certain expenses from The Dow Chemical Company). Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Shares offered by this prospectus.  This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement.  For further information pertaining to us and our common stock, including the Shares, you should refer to the registration statement and to its exhibits.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.agrofresh.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling stockholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 27, 2015;

•                  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 14, 2015;

•                  our Current Reports on Forms 8-K or 8-K/A filed on April 30, 2015, May 4, 2015, May 22, 2015, June 3, 2015, June 11, 2015, June 17, 2015, July 20, 2015, July 30, 2015, August 6, 2015, August 17, 2015, August 19, 2015, August 31, 2015 and September 10, 2015;

•                  our Definitive Proxy Statement filed with the SEC on July 16, 2015 and our Additional Definitive Proxy Soliciting Materials filed with the SEC on July 20, 2015; and

•                  the description of our common stock set forth in our registration statement on Form 8-A filed on February 12, 2014 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

AgroFresh Solutions, Inc.

100 S. Independence Mall West
Philadelphia, Pennsylvania 19106

Attn:  Investor Relations Department

(215) 592-3687

15,903,048 Shares

AgroFresh Solutions, Inc.

Common Stock

PROSPECTUS

                              , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the Shares being registered hereby.  All amounts are estimated except the SEC registration fee.

SEC registration fee	$18,554
Accounting fees and expenses	28,500
Legal fees and expenses	50,000
Miscellaneous	10,000
Total	$107,054

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our second amended and restated certificate of incorporation contains provisions relating to the indemnification of director and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.  Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on August 6, 2015).

3.2	Amended and Restated Bylaws (incorporated by reference to Annex A to Boulevard Acquisition Corp’s definitive proxy statement (File No. 001-36197) filed with the SEC on July 16, 2015).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed on August 6, 2015).

4.2	Series A Certificate of Designation (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed on August 6, 2015).

5.1	Opinion of Greenberg Traurig, LLP

10.1	Investor Rights Agreement, dated July 31, 2015, among the Company and the Investors (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed on August 6, 2015).

10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed on May 22, 2015).

23.1	Consent of EisnerAmper LLP

23.2	Consent of Rothstein Kass

23.3	Consent of Deloitte & Touche LLP

23.5	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1 herein)

24.1	Power of Attorney (included in the signature page hereto).

*                                         Filed herewith.

**                                  To be filed by amendment.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania on September 24, 2015.

AgroFresh Solutions, Inc.

By:	/s/ Thomas D. Macphee
Thomas D. Macphee Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Macphee and Thomas Ermi, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas D. Macphee	Chief Executive Officer and Director	September 24, 2015
Thomas D. Macphee	(Principal Executive Officer)

/s/ Margaret M. Loebl	Chief Financial Officer	September 24, 2015
Margaret M. Loebl	(Principal Financial and Accounting Officer)

/s/ Nance K. Dicciani	Director	September 24, 2015
Nance K. Dicciani

/s/ Gregory M. Freiwald	Director	September 24, 2015
Gregory M. Freiwald

/s/ Robert J. Campbell	Director	September 24, 2015
Robert J. Campbell

/s/ Derek Murphy	Director	September 24, 2015
Derek Murphy

/s/ Stephen S. Trevor	Director	September 24, 2015
Stephen S. Trevor

/s/ Macauley Whiting Jr.	Director	September 24, 2015
Macauley Whiting, Jr.

/s/ Torsten Kraef	Director	September 24, 2015
Torsten Kraef

/s/ Mark Ein	Director	September 24, 2015
Mark Ein